UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): March 21, 2019

Akorn, Inc.

(Exact name of registrant as specified in charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On March 21, 2019, Akorn, Inc. (the “Company” or “Akorn”) announced the appointment of Erislandy (“Dandy”) Dorado-Boladeres to the position of Executive Vice President of Global Quality, effective March 25, 2019. Mr. Dorado will report directly to Douglas Boothe, President and Chief Executive Officer. Mr. Dorado, age 56, brings decades of pharmaceutical experience to Akorn having most recently been Vice President of Quality Affairs at American Regent, where he served on the executive leadership team since September 2018. From August 2016 to March 2018, Mr. Dorado served as Senior Vice President of Global Commercial Quality and Third-Party Quality Operations at Teva, and from March 2015 to August 2016, as Vice President of International Quality Operations at Allergan (previously Actavis Pharmaceuticals). From October 2003 to March 2015, Mr. Dorado served in a variety of roles at Actavis Pharmaceuticals. Prior to his tenure at Actavis, Mr. Dorado held a number of technical operational roles in the pharmaceuticals industry, including at Baxter, Wyeth/Esi Lederlee, and Schering Plough Products. Mr. Dorado graduated with a B.S. in Chemistry from the University of Puerto Rico.

In connection with the above, the Company and Mr. Dorado entered into an offer letter agreement (the “Offer Letter”), dated February 4, 2019.

The Offer Letter provides that Mr. Dorado’s annual base pay will be $375,000 and he will be eligible for a target annual bonus equal to 50% of base salary and an incremental bonus equal to 25% of base salary if the Company exceeds applicable financial targets and quality compliance targets for the year.

Mr. Dorado will also be eligible to participate in the Company’s long-term incentive program reserved for key executives and senior level management pursuant to which he may be granted long-term incentive awards on an annual basis. The total award value for Mr. Dorado’s initial long-term incentive grant will be equal to 100% of Mr. Dorado’s base salary. Any long-term incentive awards for which Mr. Dorado would be eligible are subject to the terms of the applicable Company plan and annual Board approval.

On his start date, Mr. Dorado will be granted nonqualified stock options with a grant-date value of $375,000 and restricted stock units with a grant-date value of $375,000, in each case vesting in equal installments on the first four anniversaries of the grant date. These nonqualified stock options and restricted stock units will be made under the Company’s 2017 Omnibus Incentive Compensation Plan, and the terms of such awards will be consistent with the terms of such plan and the Company’s previously filed forms of award agreement.

The Offer Letter entitles Mr. Dorado to relocation benefits in connection with his relocation to Illinois.

In addition, Mr. Dorado will be covered under the Company’s executive programs for severance, including in connection with a change in control. Under the current programs, if Mr. Dorado’s employment is terminated by the Company without “cause”, Mr. Dorado would be entitled to a lump-sum payment equal to a prorated portion of his total eligible annual bonus, a lump-sum cash payment equal to one year of base annual compensation and total eligible annual bonus, and one year of continued benefits, including life insurance and welfare benefits. Also under the current programs, if Mr. Dorado’s employment is terminated either by Mr. Dorado for “good reason” or by the Company without “cause”, within the ninety day period prior to the Company entering into a definitive agreement that would result in a “change of control”, or within twelve months following a “change in control”, he would be entitled to a prorated portion of his total eligible annual bonus, a lump-sum cash payment equal to one times his annual base salary and total eligible annual bonus, and one year of continued benefits, life insurance and welfare benefits. The Company may condition the payment of severance benefits upon Mr. Dorado’s delivery of a release of employment-related claims in favor of the Company.

The foregoing description of the Offer Letter is qualified in its entirety by the text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Mr. Dorado and any of the Company’s current executive officers or directors. Except for his Offer Letter, Mr. Dorado is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 21, 2019, the Company issued a press release announcing the event described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements

This report includes statements that may constitute "forward-looking statements", including expectations regarding operational efficiency, quality compliance, safety, performance, growth and other statements regarding Akorn’s plans and strategy. When used in this document, the words “will,” “expect,” “continue," “believe,” “anticipate,” “estimate,” “intend,” “could,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of Akorn and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the effect of the Delaware court’s recent decision against Akorn on Akorn’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by Akorn with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at Akorn and any actions taken by Akorn, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, and (vii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of Akorn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019) and other risk factors identified from time to time in our filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. Akorn undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Offer Letter dated February 4, 2019.

99.1	Press Release dated March 21, 2019, issued by Akorn entitled “Akorn Names Erislandy (Dandy) Dorado-Boladeres as Executive Vice President of Global Quality.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

Date: March 21, 2019	By:	/s/ Duane A. Portwood
Name: Duane A. Portwood
Title: Chief Financial Officer